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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Spirit Finance Corporation
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-0175773 (IRS Employer Identification No.)
14631 N. Scottsdale Road, Suite 200 Scottsdale, Arizona (Address of principal executive offices)	85254 (Zip Code)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-119810

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $.01 per share	Name of each exchange on which each class is to be registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        Incorporated by reference herein is the description of the Registrant's common stock set forth in the section entitled "Description of Our Capital Stock" in the prospectus included in the Registrant's Registration Statement on Form S-11 (File No. 333-119810), as amended, initially filed with the Securities and Exchange Commission on October 19, 2004, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended.

Item 2. Exhibits.

        Not applicable.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPIRIT FINANCE CORPORATION
Date: December 9, 2004	By	/s/ CATHERINE LONG Catherine Long, Chief Financial Officer, Senior Vice President, Secretary and Treasurer

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE